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                        FAIRBANCO HOLDING COMPANY, INC./
                1ST COMMUNITY BANK EMPLOYEE STOCK OWNERSHIP PLAN

                   NOTICE OF RIGHT TO GIVE VOTING INSTRUCTIONS


To the participants in the Fairbanco Holding Company, Inc./1st Community Bank Employee Stock Ownership Plan (the "Plan"):

INFORMATION ABOUT THE PROPOSED MERGER AND THE SHAREHOLDER VOTE

         A special meeting of the shareholders of Fairbanco Holding Company, Inc. ("Fairbanco") will be held on May 27, 2004 to consider and vote on an Agreement and Plan of Merger, dated as of March 11, 2004, as amended, between Fairbanco and United Community Banks, Inc. ("United"), pursuant to which Fairbanco is to be acquired by United, as described in the proxy statement that accompanies this Notice.

         As a shareholder of Fairbanco, the Plan will be entitled to vote its shares in favor of or against the Agreement and Plan of Merger. The Plan is the owner of record of the shares, and, therefore, the trustees of the Plan, Nina H. Ray, Robert W. Fuller, Jr., Howard B. Turner, Jr., Douglas Fields, and Betty Bishop will vote the Plan's shares on the participants' behalf at the special meeting of the shareholders.

         PARTICIPANT RIGHT TO GIVE VOTING DIRECTIONS. Because shares of Fairbanco common stock are credited to your account under the Plan, you have the right to direct the Plan trustees how to vote the shares credited to your account with regard to the proposed Agreement and Plan of Merger. The trustees will then follow your direction in voting the shares credited to your account.

         We do not know of any other business to be brought before the special meeting but it is intended that, if any other matters properly come before the special meeting, the trustees will vote upon such matters according to their judgment.

         This Notice discusses information in addition to that provided in the proxy statement that will help you decide how to vote the shares allocated to your account. In addition, it describes how to direct the trustees to vote the shares in your account.

ADDITIONAL INFORMATION FOR PLAN PARTICIPANTS.

         In addition to the information provided in the proxy statement attached to this Notice, the following information relates to the Plan, the 401(k) plan sponsored by Fairbanco and its subsidiary, 1st Community Bank, and your participation in retirement plans in the future if the merger occurs.

         EFFECT OF THE MERGER ON THE PLAN The Plan currently holds 218,060 shares that are allocated to participants' accounts. In addition, there are 54,561 shares that are currently held in a suspense account and are not allocated to participants' accounts. These suspense account shares represent security for a loan from Fairbanco to the Plan that was used to acquire Fairbanco shares in the Plan.

         Upon the merger, each share held by the Plan, whether allocated to participants' accounts or in suspense, will be exchanged for 1.2261 shares of stock of United plus $3.56 in cash. Your account in the Plan will be credited with the exchanged shares and cash that relate to the Fairbanco shares held by your account. (If the conversion of Fairbanco shares for United shares results in partial shares, your account will be credited with only the whole United shares, and you will be credited with cash for your partial shares. See page 13 of the Proxy Statement.)

         Concurrent with the transaction, sufficient cash in the Plan will be used by the trustees of the Plan to repay the outstanding loan to Fairbanco. Your account will be credited with a portion of the previously unallocated suspense account shares. When the transaction is completed, your account will hold shares of United stock and any remaining cash.

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         TERMINATION OF THE PLAN. Concurrently with the merger, or soon thereafter, the Plan will be terminated. All accounts in the Plan will be 100% vested on termination. Upon completion of the administrative procedures necessary for the termination of the Plan, you will be given the opportunity to:
(a) take full distribution of your account in cash and in United shares; (b) roll over your account on a tax-free basis to the retirement plan sponsored by United, if you are employed by United; (c) roll over your account on a tax-free basis to an Individual Retirement Account (IRA) or Individual Retirement Annuity; or (d) elect a combination of these options. The United stock in your account may be distributed or rolled over. If take a distribution or roll over your account to an IRA, you may choose to retain the United stock (if the IRA trustee so permits), or may opt to sell it on the Nasdaq Stock Market, where it is traded.

         TERMINATION OF THE 401(k) PLAN. You also may be a participant in the 1st Community Bank Profit Sharing and Savings Plan ("401(k) Plan"). The 401(k) Plan will be terminated effective immediately prior to the effective date of the Merger. All accounts in the 401(k) Plan will be 100% vested on termination. There is no Fairbanco stock invested in this Plan. Upon completion of the administrative procedures necessary for the termination of the 401(k) Plan, you will be given the opportunity to (a) take full distribution of your account; (b) roll over your account on a tax-free basis to the retirement plan sponsored by United, if you are employed by United; (c) roll over your account on a tax-free basis to an IRA or Individual Retirement Annuity; or (d) elect a combination of these options.

         PARTICIPATION IN THE UNITED RETIREMENT PLANS. As part of the Agreement and Plan of Reorganization, United has agreed to do what is necessary to enable employees who participate in the Plan and the 401(k) Plan to participate in the 401(k) plan that is sponsored by United, effective as of the time that they become employees of United.

VOTING SHARES ALLOCATED TO YOUR ACCOUNT.

         As discussed above, the Plan is the owner of record of the shares of Fairbanco common stock held for your account in the Plan. As such, the trustees of the Plan are the only ones who can vote your shares. However, pursuant to the terms of the Plan, you are entitled to direct the vote of shares credited to your account with respect to the proposal. The trustees will vote the shares credited to your account in accordance with your instructions.

         A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. You should review this proxy statement before completing your Proxy Card.

         CONFIDENTIALITY OF VOTE. Your voting decision with respect to the Fairbanco common stock credited to your account under the Plan will be kept confidential and will not be provided to Fairbanco or the trustees. The trustees will retain the services of an adviser to ensure compliance with these confidentiality procedures. The adviser will tabulate the results of the vote, and provide the trustees with the aggregate voting information needed to vote the shares held by the Plan as directed by the participants.

         HOW TO VOTE SHARES CREDITED TO YOU UNDER THE PLAN. To instruct the trustees on how to vote the shares of Fairbanco common stock credited to your account under the Plan, please complete, sign, and return the attached Proxy Card to the address indicated below. An envelope to return your Proxy Card is enclosed. First Mercantile must receive the Proxy Card by MAY _____, 2004 in order for the trustees to follow your instructions. If your Proxy Card is received after that date, it will be treated as if it were never returned.

         Please note that this request for voting instructions is separate from any proxy request you may receive with respect to any direct holdings you may have in Fairbanco common stock outside of the Plan.

         If the Proxy Card is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the trustees for the Plan in accordance with your direction.

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         INCOMPLETE OR UNRETURNED PROXY CARDS.

         IF:

         -        YOUR PROXY CARD IS SIGNED AND RETURNED WITHOUT A VOTING
                  DIRECTION

         -        YOUR PROXY CARD IS NOT RETURNED

         -        YOUR PROXY CARD IS RETURNED UNSIGNED,


         THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED BY THE TRUSTEES IN FAVOR OF THE MERGER.

         IF YOU DIRECT THE TRUSTEES TO ABSTAIN FROM VOTING, THE SHARES ALLOCATED TO YOUR ACCOUNT WILL NOT BE VOTED WHICH WILL HAVE THE SAME EFFECT OF A VOTE AGAINST THE PROPOSAL DESCRIBED ABOVE.

         IN ORDER FOR THE VOTES TO BE TABULATED AND THE INFORMATION PROVIDED TO THE TRUSTEES IN TIME TO VOTE THE PLAN'S SHARES AT THE SPECIAL MEETING, YOUR PROXY CARD MUST BE RECEIVED BY FIRST MERCANTILE BY NO LATER THAN ______________, 2004. PROXY CARDS RECEIVED AFTER THAT DATE WILL BE TREATED AS NOT RETURNED.

         If you have any questions regarding the voting procedure or your rights to direct the trustees to vote your shares in the Plan, please contact Nina H. Ray, Secretary of Fairbanco, at (770) 964-1551.


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                         FAIRBANCO HOLDING COMPANY, INC.
                 THIS PROXY CARD IS SOLICITED BY THE TRUSTEES OF
             THE FAIRBANCO HOLDING COMPANY, INC./1ST COMMUNITY BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated April 27, 2004, and does hereby direct the trustees to vote in person or by proxy all of the shares of Fairbanco Holding Company, Inc. ("Fairbanco") common stock credited to the undersigned's account under the Fairbanco Holding Company, Inc./1st Community Bank Employee Stock Ownership Plan (the "Plan") at the special meeting of shareholders of Fairbanco to be held at the Green Manor Restaurant, 6400 Westbrook Street, Union City, Georgia, on May 27, 2004, at 11:00 a.m., Eastern, as follows:

                  To approve the Agreement and Plan of Reorganization dated as of March 11, 2004, as amended, between Fairbanco Holding Company, Inc. ("Fairbanco") and United Community Banks, Inc. ("United") pursuant to which Fairbanco is to be acquired by United, as described in the Proxy Statement.

                  FOR      [ ]           AGAINST  [ ]            ABSTAIN  [ ]

                  In the discretion of the proxies, on such other matters as may properly come before the special meeting or any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD TO THE FOLLOWING ADDRESS. IT MUST BE RECEIVED BY NO LATER THAN _________, 2004:

                               MRS. HOLLY NEUFFER
                             FIRST MERCANTILE TRUST
                             10 CALENDAR COURT #201
                             COLUMBIA, SC 29206-4712

         IF THE PROXY CARD IS PROPERLY COMPLETED, SIGNED AND RETURNED, THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN WILL BE VOTED BY THE TRUSTEE FOR THE PLAN IN ACCORDANCE WITH YOUR DIRECTION. IF YOUR PROXY CARD IS SIGNED AND RETURNED WITHOUT A VOTING DIRECTION, THE SHARES WILL BE VOTED BY THE TRUSTEES FOR THE MERGER. IF YOUR PROXY CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE SHARES WILL BE VOTED BY THE TRUSTEES FOR THE MERGER. IF YOU DIRECT THE TRUSTEE TO ABSTAIN FROM VOTING, THE SHARES WILL NOT BE VOTED WHICH WILL HAVE THE SAME EFFECT OF A VOTE AGAINST THE PROPOSAL DESCRIBED ABOVE.

                                 Dated:                             , 2004.
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                                 Signature

                                 PLEASE COMPLETE, DATE, SIGN
                                 AND RETURN THIS PROXY CARD
                                 PROMPTLY USING THE ENCLOSED
                                 ENVELOPE.